SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)

June 5, 2003 (May 29, 2003)
Commission File Number 01-19203
PLM EQUIPMENT GROWTH & INCOME FUND VII
(Exact name of registrant as specified in its charter)

California	94-3104548

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

235 3 rd Street South, Suite 200
St Petersburg, FL	33701

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (727) 803-1800

Item 4.         Changes in Registrant's Certifying Accountant.

On May 29, 2003, the Board of Managers of the General Partner approved the engagement of Ernst & Young LLP (“E&Y”) as PLM Equipment Growth and Income Fund VII’s (the “Partnership”) principal independent auditors. On May 29, 2003, the Board of Managers of the General Partner also dismissed Deloitte & Touche LLP (“D&T”) as the Partnership’s principal independent auditors.
D&T’s reports on the Partnership’s financial statements for fiscal years ended December 31, 2002 and 2001 do not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2001 and 2002 and through the subsequent interim period preceding the change, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to D&T’s satisfaction, would have caused D&T to make reference to the subject matter of the disagreements in connection with its report.  During that time, there were no reportable "events" as listed in Item 304(a)(1)(v) of Regulation S-K.
During the Partnership’s fiscal years ended December 2001 and 2002 and through the subsequent interim period preceding the change, the Partnership did not consult with E&Y regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.
We have provided D&T a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the "Commission").  D&T has provided a letter, addressed to the Commission, which is filed as Exhibit 16.1 to this Form 8-K.

  Item 7.         Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits:
  Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated June 5, 2003.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
PLM EQUIPMENT GROWTH & INCOME FUND VII

Date: June 5, 2003	By:	/s/ Richard K Brock
Rick K Brock Chief Financial Officer

EXHIBIT INDEX
Exhibit Designation	Nature of Exhibit
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated June 5, 2003